UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2015

CHINA AUTO LOGISTICS INC.

 (Exact name of registrant as specified in its charter)

Nevada	001-34393	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall 86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China 300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2015, Tianjin Binhai Shisheng Trading Group Co., Ltd. (“Shisheng”), a wholly-owned subsidiary of China Auto Logistics Inc. (the “Company”), signed a Payment Extension Agreement with Hezhong (Tianjin) International Development Co., Ltd. (“Hezhong”) to modify the payment terms of an Equity Transfer Agreement (the “Automall Acquisition Agreement”), dated November 30, 2013 and attached as an exhibit to the Company’s Current Report on Form 8-K filed on December 5, 2013. Pursuant to the Payment Extension Agreement, the payment due on November 30, 2015 under the Automall Acquisition Agreement has been extended to May 31, 2016 at an annual interest rate of 6%.

The foregoing summary of the terms and conditions of the Payment Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Payment Extension Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Payment Extension Agreement, by and between Tianjin Binhai Shisheng Trading Group Co., Ltd. and Hezhong (Tianjin) International Development Co., Ltd., dated November 10, 2015

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2015

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer